UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PETRÓLEO BRASILEIRO S.A. - PETROBRAS (Exact name of registrant as specified in its charter) BRAZILIAN PETROLEUM CORPORATION – PETROBRAS (Translation of registrant’s name into English)	PETROBRAS GLOBAL FINANCE B.V. (Exact name of registrant as specified in its charter) Not Applicable (Translation of registrant’s name into English)
FEDERATIVE REPUBLIC OF BRAZIL (Jurisdiction of Incorporation or Organization)	THE NETHERLANDS (Jurisdiction of Incorporation or Organization)
Avenida República do Chile, 65 20031-912 – Rio de Janeiro – RJ, Brazil (Address of principal executive offices)	Weena 762 3014 DA Rotterdam The Netherlands (Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-229096 and 333-229096-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
5.500% Global Notes due 2051 (the “2051 Notes”)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 11 through 27 of the Prospectus dated March 1, 2019 included in the Registration Statement on Form F-3/A of Petrobras Global Finance B.V. (the “Company” or “PGF”) and Petróleo Brasileiro S.A.—Petrobras (“Guarantor” or “Petrobras”) (Registration Nos. 333-229096 and 333-229096-01), as supplemented by the information under the headings “Risk Factors—Risks Relating to PGF’s Debt Securities”, “Description of the Notes” and “Description of the Guaranties” on pages S-14 through S-15, S-20 through S-31 and S-32 through S-38, respectively, of the related Prospectus Supplement of the Company and the Guarantor, dated June 2, 2021, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

99 (A). Prospectus dated as of March 1, 2019, incorporated by reference to the Registration Statement on Form F-3/A filed with the SEC by the Company and the Guarantor on March 1, 2019 (Registration Nos. 333-229096 and 333-229096-01).

99 (B). Prospectus Supplement dated as of June 2, 2021, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on June 3, 2021.

99 (C). Indenture between the Company and The Bank of New York Mellon (the “Trustee”) dated as of August 28, 2018, incorporated by reference to Exhibit 4.4 of the Registration Statement on Form F-3 of the Company and the Guarantor filed on August 29, 2018 (Registration Nos. 333-227087 and 333-227087-01).

99 (D). Guaranty for the 2051 Notes dated as of June 10, 2021, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.1 of the Report on Form 6-K furnished by the Guarantor to the SEC on June 10, 2021.

99 (E). Fourth Supplemental Indenture dated as of June 10, 2021, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.2 of the Report on Form 6-K furnished by the Guarantor to the SEC on June 10, 2021.

99 (F). Form of 5.500% Global Notes due 2051 incorporated by reference to Exhibit 4.3 of the Report on Form 6-K furnished by the Guarantor to the SEC on June 10, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

PETRÓLEO BRASILEIRO S.A. – PETROBRAS
(Registrant)

By:	/s/ Guilherme Rajime Takahashi Saraiva
	Name:	Guilherme Rajime Takahashi Saraiva
Title: Attorney in Fact

By:	/s/ Lucas Tavares de Mello
	Name:	Lucas Tavares de Mello
Title: Attorney in Fact

PETROBRAS GLOBAL FINANCE B.V.
(Registrant)

By:	/s/ Guilherme Rajime T. Saraiva
	Name:	Guilherme Rajime T. Saraiva
Title: Managing Director A

By:	/s/ João Lossio Pereira dos Reis
	Name:	João Lossio Pereira dos Reis
Title: Petrobras Global Finance B.V. Managing Director B

Date: June 10, 2021

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99 (A).	Prospectus dated as of March 1, 2019, incorporated by reference to the Registration Statement on Form F-3/A filed with the SEC by the Company and the Guarantor on March 1, 2019 (Registration Nos. 333-229096 and 333-229096-01).

99 (B).	Prospectus Supplement dated as of June 2, 2021, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on June 3, 2021.

99 (C).	Indenture between the Company and The Bank of New York Mellon (the “Trustee”) dated as of August 28, 2018, incorporated by reference to Exhibit 4.4 of the Registration Statement on Form F-3 of the Company and the Guarantor filed on August 29, 2018 (Registration Nos. 333-227087 and 333-227087-01).

99 (D).	Guaranty for the 2051 Notes dated as of June 10, 2021, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.1 of the Report on Form 6-K furnished by the Guarantor to the SEC on June 10, 2021.

99 (E).	Fourth Supplemental Indenture dated as of June 10, 2021, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.2 of the Report on Form 6-K furnished by the Guarantor to the SEC on June 10, 2021.

99 (F).	Form of 5.500% Global Notes due 2051 incorporated by reference to Exhibit 4.3 of the Report on Form 6-K furnished by the Guarantor to the SEC on June 10, 2021.